Exhibit 5.2

October 30, 2009

Vornado Realty Trust,
Vornado Realty L.P.,
          c/o Vornado Realty Trust,
                   888 Seventh Avenue,
                             New York, New York  10019.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) an unspecified aggregate principal amount of debt securities (the “Debt Securities”) of Vornado Realty Trust, a Maryland real estate investment trust (the “Trust”), (ii) an unspecified aggregate principal amount of Debt Securities of Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) an unspecified amount of preferred shares of beneficial interest, no par value per share (the “Preferred Shares”), of the Trust, which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of Preferred Shares pursuant to a deposit agreement (the “Deposit Agreement”), to be entered into between the Trust and a bank or trust company selected by the Trust (the “Depositary”), (iv) an unspecified amount of common shares of beneficial interest, par value $0.04 per share (the “Common Shares”), of the Trust, (v) an unspecified amount of Common Shares, Preferred Shares or Depositary Shares as may be issuable upon conversion of Debt Securities of the Trust or in exchange for Debt Securities of the Operating Partnership, (vi) an unspecified amount of Common Shares as may be issuable upon conversion of the Preferred Shares, and (vii) guarantees (the “Guarantees”, and together with the Debt Securities of the Trust and of the Operating Partnership, the Preferred Shares, the Depositary Shares and the Common Shares, the “Securities”) of the Operating Partnership of Debt Securities of the Trust, we, as your counsel, have examined such trust and partnership records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1)           When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the applicable Indenture relating to the Debt Securities of the Trust has been duly authorized, executed and delivered, the terms of the Debt Securities of the Trust and the Guarantees of the Operating Partnership and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Trust or the Operating Partnership, if applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust or the Operating Partnership, if applicable, the Debt Securities of the Trust and the Guarantees of the Operating Partnership have been duly executed and the Debt Securities of the Trust have been authenticated in accordance with the applicable Indenture and the Debt Securities of the Trust and the Guarantees of the Operating Partnership have been issued and sold as contemplated in the Registration Statement, the Debt Securities of the Trust and the Guarantees of the Operating Partnership will constitute valid and legally binding obligations of the Trust and of the Operating Partnership, if applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Common Shares, Preferred Shares and Depositary Shares, when duly issued upon conversion of the Debt Securities of the Trust, as the case may be, will be validly issued, fully paid and nonassessable;

(2)           When the Registration Statement relating to the Securities has become effective under the Act, the applicable Indenture relating to the Debt Securities of the Operating Partnership has been duly authorized, executed and delivered, the terms of the Debt Securities of the Operating Partnership and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, the Debt Securities of the Operating Partnership have been duly executed and authenticated in accordance with the applicable Indenture and the Debt Securities of the Operating Partnership have been issued and sold as contemplated in the Registration Statement, the Debt Securities of the Operating Partnership will constitute valid and legally binding obligations of the Operating Partnership, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and the Common Shares, Preferred Shares and Depositary Shares, when duly issued in exchange for any Debt Securities of the Operating Partnership that are exchangeable for

Common Shares, Preferred Shares or Depositary Shares, as the case may be, will be validly issued, fully paid and nonassessable; and

(3)           When the Registration Statement relating to the Securities has become effective under the Act, the terms of the Deposit Agreement under which the Depositary Shares are to be issued have been duly established and the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, the Preferred Shares that are represented by the Depositary Shares have been duly authorized, validly issued and delivered to the Depositary, the Depositary Receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of the Preferred Shares in accordance with the Deposit Agreement and the Depositary Shares have been issued and sold as contemplated by the Registration Statement and if all of the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust, the Depositary Receipts evidencing the Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and the Common Shares, when duly issued upon conversion of any Preferred Shares convertible into Common Shares, will be validly issued, fully paid and nonassessable.

We note that, as of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular debt security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.  In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such debt security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law, and we

are expressing no opinion as to the effect of the laws of any other jurisdiction.  With respect to all matters of Maryland law, we have relied upon the opinion, dated the date hereof, of Venable LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable LLP.

Also, we have relied as to certain matters on information obtained from public officials, officers of the Trust and of the Operating Partnership and other sources believed by us to be responsible, and we have assumed that the Indentures applicable to the Debt Securities have been duly authorized, executed and delivered by the Trustee thereunder, an assumption we have not verified.  We have assumed that all governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Trust and the Operating Partnership.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

Sullivan & Cromwell LLP